Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Duke Capital Note-Backed Series 2003-3

*CUSIP:	21988G312	Class	A-1
	21988GCF1	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 24, 2013.

INTEREST ACCOUNT

Balance as of August 15, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of December 24, 2013 Call Price received on December 24, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$1,050,584.06

LESS:
Distribution of interest cash to Class A-1 Holders on December 24, 2013 Call Date	-$	1,050,584.06
**Distribution of interest cash to Class A-2 Holders on December 24, 2013 Call Date	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of December 24, 2013		$0.00

PRINCIPAL ACCOUNT

Balance as of August 15, 2013		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of December 24, 2013 Call Price received on December 24, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$37,230,000.00

LESS:
Distribution of principal cash to Class A-1 Holders on December 24, 2013 Call Date	-$	37,230,000.00
Distribution of principal cash to Class A-2 Holders on December 24, 2013 Call Date	-$	0.00
Distribution of $43,435,000 principal amount of underlying securities to exercising Call Warrants holders on December 24, 2013 Call Date	-$	0.00
Balance as of December 24, 2013		$0.00

UNDERLYING SECURITIES HELD AS OF December 24, 2013

Principal Amount	Title of Security
$0.00	Duke Capital Corporation 6.750% Senior Notes due February 15, 2032
*CUSIP: 26439RAK2

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.
**	As set forth in the Trust Agreement, the Call Price for each related Call Date, in the case of the Class A-2 Certificates being purchased pursuant to the exercise of the Call Warrants, is $0.